UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Mount-Royal Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 3, 2018, DAVIDsTEA Inc. (the “Company”) received a deficiency notification letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market (“Nasdaq”).

The letter provided notification that the Company no longer complies with the audit committee composition requirement under Listing Rule 5605(c)(2). As previously disclosed by the Company, on July 25, 2018, the Staff notified the Company that it was eligible for a cure period, through July 9, 2019, to comply with Rule 5605(c)(2) due to the fact that there was one vacancy on the Company’s audit committee. However, due to the resignation of Mr. M. William Cleman from the Company’s board of directors on July 27, 2018, the Company’s audit committee is currently comprised of only one independent director, and therefore, the Company is no longer eligible for the cure period described in the Staff’s July 25, 2018 notification letter. Under Rule 5605(c)(2), the Company has 45 calendar days to submit a plan to regain compliance. If the Company’s plan is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the letter to evidence compliance. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision before a Nasdaq Hearings Panel.

The corporate governance and nominating committee of the board of directors of the Company has initiated a search to identify qualified candidates to serve as directors of the Company and members of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Herschel Segal
Name: Herschel Segal
Title: Executive Chairman

Date: August 6, 2018